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                                                                   EXHIBIT 10.69


                          PENALTY SETTLEMENT AGREEMENT

     This Penalty Settlement Agreement (the "Agreement") is made between P-Com, Inc., a Delaware corporation ("P-Com"), and Marshall Capital Management, Inc. (the "Investor"), with respect to an Agreement between P-Com and the Investor dated as of June 4, 1999 (the "Original Agreement"). Capitalized terms not defined in this Agreement shall have the meanings given them in the Original Agreement.

     1. The Investor has, under the Original Agreement, a Put Right and/or a right to receive Late Registration Penalties, under certain circumstances. The Investor hereby waives all past, present and future Put Rights and Late Registration Penalties, for all past, present and future circumstances. P-Com agrees to establish a mechanism, satisfactory to the Investor, to ensure that transfers of Common Stock properly sold under the resale registration statement contemplated by the Original Agreement (once such resale registration statement becomes effective) will be handled expeditiously by the transfer agent and that the transferee will receive unlegended stock.

     2. P-Com hereby agrees to forthwith issue to the Investor 58,263 shares of unregistered P-Com common stock, which is equal to $275,000 divided by the Price. The "Price" is the product of (a) 90% times (b) the mean average of the closing sale prices of P-Com common stock as reported by the Nasdaq National Market for the 15 trading days ending on November 10, 1999 (inclusive). The parties agree that the Price is $4.72.

     3. P-Com hereby agrees to issue to the Investor on January 20, 2000 a Warrant to purchase 443,000 shares of unregistered P-Com common stock. The per-share exercise price of such Warrant shall be equal to the mean average of the closing sale prices of P-Com common stock as reported by the Nasdaq National Market for the 15 trading days ending on January 19,
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2000 (inclusive); provided, that in no event shall the exercise price be lower than $4.50 per share nor higher than $8.50 per share. Such Warrant shall expire on January 19, 2003 (or earlier in the event of an acquisition), shall have a net issuance feature, shall not have any price-based antidilution or reset provisions, and shall otherwise have terms and conditions which are standard and customary for warrants issued in similar situations.

     4. The parties acknowledge that the consideration in Sections 2 and 3 of this Agreement is intended to reflect past and future Late Registration Penalties, and the Investor's ability after December 20, 1999 to use SEC Rule 144 for resales (subject to the requirements of Rule 144). P-Com agrees that if the Investor properly sells any Common Stock under and in accordance with SEC Rule 144, P-Com will use its best efforts to cause the transfer to be handled expeditiously by the transfer agent and to ensure that the transferee will receive unlegended stock.

     5. The Investor hereby waives any rights and remedies under the Original Agreement arising from inaccuracies in the SEC Documents to the extent such inaccuracies were caused by the necessity to restate P-Com's financial statements for the matters and to the extent disclosed in P-Com's January 28, 1999 and October 28, 1999 press releases, and the various writedowns, writeoffs and charges described in P-Com's Form 10-Q for the quarter ended June 30, 1999.

     6. P-Com hereby grants to the Investor piggyback registration rights (subject to customary terms and conditions of standard piggyback registration rights agreements), for the shares of common stock issued pursuant to this Agreement or upon exercise of the Warrant, on any registration statement hereafter filed by the Company; provided, that there shall be no right to piggyback on any Form S-8 or Form S-4, nor on the resale registration statement for the

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Registrable Securities contemplated by the Original Agreement, nor on the resale registration statement which P-Com is obliged to file for the investors in P-Com's June 22, 1999 $40,000,000 common stock PIPES offering.

     7. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Any negotiations, understandings or agreements, prior or contemporaneous, written or oral, with respect to such subject matter are superseded hereby and merged herein. This Agreement may not be amended except in writing.

     8. Except as expressly amended hereby, the Original Agreement, as amended in writing from time to time through the date hereof, remains unchanged and in full force and effect. Without limitation, the provisions of the Original Agreement requiring P-Com to strive to register for resale the Registrable Securities remain effective; however, the particular remedies of the Put Right and the Late Registration Penalties are eliminated. Also, the Investor hereby agrees not to, until the earlier of January 31, 2000 or such time as P-Com has fully repaid the Union Bank of California debt due in January 2000, seek any remedy whatever for failure to have the resale registration statement declared effective, and further agrees never to seek any remedy whatever for failure to have the resale registration statement declared, before December 21, 1999, effective.

     DATED: November 16, 1999

                         P-COM, INC.


                         By:  /s/ Robert E. Collins
                              ------------------------------------------
                              Vice President and Chief Financial Officer


                         MARSHALL CAPITAL MANAGEMENT, INC.

                         By:  /s/ Allan Weine
                              ------------------------------------------
                              Allan Weine

                         Title: President
                                ----------------------------------------

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                         By:  _________________________________________


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